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Exhibit 23.7

CONSENT OF INDEPENDENT PETROLEUM CONSULTANTS

Cawley, Gillespie & Associates, Inc.

We hereby consent to the use of the name Cawley, Gillespie & Associates, Inc. and the inclusion of and reference to our report, or information contained therein, dated May 13, 2005, prepared for RIMCO Production Company, Inc. and presented in the Registration Statement on Form SB-2 Amendment No. 1 of Whittier Energy Corporation for the filing dated on or about December 8, 2005.

CAWLEY, GILLESPIE & ASSOCIATES, INC.

	By:	/s/ AARON CAWLEY Aaron Cawley, P. E. President

Fort Worth, Texas December 8, 2005

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  Exhibit 23.7